SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549


                            FORM T-1

                    STATEMENT OF ELIGIBILITY
             UNDER THE TRUST INDENTURE ACT OF 1939
         OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

        CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
        OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)

                      ------------------

               THE FIRST NATIONAL BANK OF CHICAGO
      (Exact name of trustee as specified in its charter)

A National Banking Association                         36-0899825
                                                  (I.R.S. employer
                                                  identification number)

One First National Plaza, Chicago, Illinois        60670-0126
(Address of principal executive offices)           (Zip Code)

               The First National Bank of Chicago
              One First National Plaza, Suite 0286
                 Chicago, Illinois   60670-0286
    Attn:  Lynn A. Goldstein, Law Department (312) 732-6919
   (Name, address and telephone number of agent for service)

                      -----------------

                  EQUITABLE OF IOWA COMPANIES
      (Exact name of obligor as specified in its charter)


          Iowa                                         42-1083593
   (State or other jurisdiction of                 (I.R.S. employer
   incorporation or organization)                  identification  number)


     604 Locust Street
     P.O. Box 1635
     Des Moines, Iowa                                  50306-1635
  (Address of principal executive offices)             (Zip Code)


                      Debt Securities
              (Title of Indenture Securities)




Item 1. General Information. Furnish the following information as to the trustee:

          (a) Name and address of each examining or supervising authority to which it is subject.

          Comptroller of Currency, Washington, D.C.,
          Federal Deposit Insurance Corporation, Washington, D.C.,
          The Board of Governors of the Federal Reserve System, Washington D.C.

          (b)  Whether it is authorized to exercise corporate trust powers.

          The trustee is authorized to exercise corporate trust powers.

Item 2. Affiliations With the Obligor. If the obligor is an affiliate of the trustee, describe each such affiliation.

          No such affiliation exists with the trustee.

Item 16.  List of exhibits.   List below all exhibits filed as a part of this
          Statement of Eligibility.

          1. A copy of the articles of association of the trustee now in effect.*

          2. A copy of the certificates of authority of the trustee to commence business.*

          3. A copy of the authorization of the trustee to exercise corporate trust powers.*

          4.  A copy of the existing by-laws of the trustee.*

          5.  Not Applicable.

          6.  The consent of the trustee required by Section 321(b) of the Act.

          7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

          8.  Not Applicable.

          9.  Not Applicable.

     Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the trustee, The First National Bank of Chicago, a national banking association organized and existing under the laws of the United States of America, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago and State of Illinois, on the 9th day of January, 1995.

                               The First National Bank of Chicago,
                               Trustee,

                               By   /s/ R. D. Manella

                               R. D. Manella
                               Vice President and Senior Counsel



     *Exhibits 1, 2, 3, and 4 are herein incorporated by reference to Exhibits bearing identical numbers in Item 12 of the Form T-1 of The First National Bank of Chicago, filed as Exhibit 26(b) to the Registration Statement on Form S-3 of Dow Capital B.V. and The Dow Chemical Company, filed with the Securities and Exchange Commission on June 3, 1991 (Registration No. 33-36314).



















































                           EXHIBIT 6



              THE CONSENT OF THE TRUSTEE REQUIRED
                  BY SECTION 321(b) OF THE ACT



January 9, 1995




Securities and Exchange Commission
Washington, D.C.  20549

Gentlemen:

In connection with the qualification of an indenture between Equitable of Iowa Companies and The First National Bank of Chicago, the undersigned, in accordance with Section 321(b) of the Trust Indenture Act of 1939, as amended, hereby consents that the reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.


                                   Very truly yours,

                                   The First National Bank of Chicago
                                   By:  /s/ R. D. Manella

                                   R. D. Manella
                                   Vice President and Senior Counsel
























                           EXHIBIT 7



     A copy of the latest report of conditions of the trustee published pursuant to law or the requirements of its supervising or examining authority.





















































Legal Title of Bank:  The First National Bank of Chicago    Call Date:  9/30/94
Address:  One First National Plaza, Suite 0460        ST-BK:  17-1630 FFIEC 031
City, State  Zip:  Chicago, IL  60670-0460                            Page RC-1
FDIC Certificate No.:    0/3/6/1/8

Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for September 30, 1994

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding of the last business day of the quarter.

Schedule RC-Balance Sheet

                                  Dollar Amounts                C400       <-
                                   in Thousands        RCFD  BIL MIL THOU
                                  ______________       ____  ____________  ____
ASSETS
 1. Cash and balances due from
    depository institutions
    (from Schedule RC-A):
    a. Noninterest-bearing
       balances and currency
       and coin(1)                                     0081    3,677,034   1.a.
    b. Interest-bearing
       balances(2)                                     0071    7,396,406   1.b.
 2. Securities
    a. Held-to-maturity
       securities (from Schedule
       RC-B, column A)                                 1754      169,280   2.a.
    b. Available-for-sale
       securities (from Schedule
       RC-B, column D)                                 1773      533,138   2.b.
 3. Federal funds sold and
    securities purchased under
    agreements to resell in
    domestic offices of the bank
    and its Edge and Agreement
    subsidiaries, and in IBFs:
    a. Federal Funds sold                              0276    3,758,277   3.a.
    b. Securities purchased under
       agreements to resell                            0277      983,109   3.b.
 4. Loans and lease financing
    receivables:
    a. Loans and leases, net of
    unearned income (from
    Schedule RC-C)               RCFD 2122 14,933,756                      4.a.
    b. LESS: Allowance for
       loan and lease losses     RCFD 3123    355,626                      4.b.
    c. LESS: Allocated
       transfer risk reserve     RCFD 3128          0                      4.c.
    d. Loans and leases, net
       of unearned income,
       allowance, and reserve
       (item 4.a minus 4.b and
       4.c)                                            2125   14,578,130   4.d.
 5. Assets held in trading accounts                    3545    9,793,010   5.
 6. Premises and fixed assets
    (including capitalized leases)                     2145      506,298   6.

Legal Title of Bank:  The First National Bank of Chicago    Call Date:  9/30/94
Address:  One First National Plaza, Suite 0460        ST-BK:  17-1630 FFIEC 031
City, State  Zip:  Chicago, IL  60670-0460                            Page RC-2
FDIC Certificate No.:    0/3/6/1/8

Schedule RC-Balance Sheet (continued)

                                  Dollar Amounts                C400       <-
                                   in Thousands        RCFD  BIL MIL THOU
                                  ______________       ____  ____________  ____
 7. Other real estate owned (from
    Schedule RC-M)                                     2150       48,699   7.
 8. Investments in unconsolidated
    subsidiaries and associated
    companies (from Schedule RC-M)                     2130        7,269   8.
 9. Customers' liability to this
    bank on acceptances outstanding                    2155      583,073   9.
10. Intangible assets (from Schedule
    RC-M)                                              2143      122,763  10.
11. Other assets (from Schedule RC-F)                  2160    1,217,250  11.
12. Total assets (sum of items
    1 through 11)                                      2170   43,373,736  12.


(1)  Includes cash items in process of collection and unposted debits.
(2)  Includes time certificates of deposit not held in trading accounts.

Legal Title of Bank:  The First National Bank of Chicago    Call Date:  9/30/94
Address:  One First National Plaza, Suite 0460        ST-BK:  17-1630 FFIEC 031
City, State  Zip:  Chicago, IL  60670-0460                            Page RC-3
FDIC Certificate No.:    0/3/6/1/8

Schedule RC-Balance Sheet (continued)

                               Dollar Amounts
                                in Thousands              BIL MIL THOU
                               ______________             ____________
LIABILITIES
13. Deposits:
    a. In domestic offices
       (sum of totals of
       columns A and C from
       Schedule RC-E, part
       1)                                       RCON 2200  14,587,998  13.a.
       (1) Noninterest-
           bearing(1)      RCON 6631  5,788,459                        13.a.(1)
       (2) Interest-
           bearing         RCON 6636  8,799,539                        13.a.(2)
    b. In foreign offices,
       Edge and Agreement
       subsidiaries, and
       IBFs (from Schedule
       RC-E, part II)                           RCFN 2200   9,974,515  13.b.
       (1) Noninterest-
           bearing         RCFN 6631    850,522                        13.b.(1)
       (2) Interest-
           bearing         RCFN 6636  9,123,993                        13.b.(2)
14. Federal funds purchased
    and securities sold under
    agreements to repurchase
    in domestic offices of
    the bank and of its Edge
    and Agreement subsidiaries,
    and in IBFs:
    a. Federal funds purchased                  RCFD 0278   2,211,005  14.a.
    b. Securities sold under
       agreements to repurchase                 RCFD 0279     765,393  14.b.
15. a. Demand notes issued to
       the U.S. Treasury                        RCON 2840     102,201  15.a.
    b. Trading Liabilities                      RCFD 3548   6,291,743  15.b.
16. Other borrowed money:
    a. With original maturity
       of one year or less                      RCFD 2332   3,237,167  16.a.
    b. With original maturity
       of more than one year                    RCFD 2333     491,176  16.b.
17. Mortgage indebtedness and
    obligations under capitalized
    leases                                      RCFD 2910     275,794  17.
18. Bank's liability on acceptance
    executed and outstanding                    RCFD 2920     583,073  18.
19. Subordinated notes and
    debentures                                  RCFD 3200   1,325,000  19.
20. Other liabilities (from
    Schedule RC-G)                              RCFD 2930     638,753  20.
21. Total liabilities (sum of
    items 13 through 20)                        RCFD 2948  40,483,818  21.

Legal Title of Bank:  The First National Bank of Chicago    Call Date:  9/30/94
Address:  One First National Plaza, Suite 0460        ST-BK:  17-1630 FFIEC 031
City, State  Zip:  Chicago, IL  60670-0460                            Page RC-4
FDIC Certificate No.:    0/3/6/1/8

Schedule RC-Balance Sheet (continued)

                               Dollar Amounts
                                in Thousands              BIL MIL THOU
                               ______________             ____________
22. Limited-Life preferred
    stock and related surplus                   RCFD 3282       0      22.
EQUITY CAPITAL
23. Perpetual preferred stock
    and related surplus                         RCFD 3838       0      23.
24. Common stock                                RCFD 3230     200,858  24.
25. Surplus (exclude all
    surplus related to
    preferred stock)                            RCFD 3839   2,289,398  25.
26. a. Undivided profits
       and capital reserves                     RCFD 3632     403,835  26.a.
    b. Net unrealized holding
       gains (losses) on
       available-for-sale
       securities                               RCFD 8434     ( 3,441) 26.b.
27. Cumulative foreign
    currency translation
    adjustments                                 RCFD 3284        (732) 27.
28. Total equity capital
    (sum of items 23 through
    27)                                         RCFD 3210   2,889,918  28.
29. Total liabilities,
    limited-life preferred
    stock, and equity
    capital (sum of items
    21, 22, and 28)                             RCFD 3300  43,373,736  29.

Memorandum
To be reported only with the March Report of Condition.
1. Indicate in the box at the right the
   number of the statement below that best
   describes the most comprehensive level
   of auditing work performed for the bank              Number
   by independent external auditors as of
   any date during 1993                           RCFD 6724     N/A     M.1.



1 = Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank

2 = Independent audit of the bank's parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)


3 = Directors' examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)

4 = Directors' examination of the bank performed by other external auditors
    (may be required by state chartering authority)

5 = Review of the bank's financial statements by external auditors

6 = Compilation of the bank's financial statements by external auditors

7 = Other audit procedures (excluding tax preparation work)

8 = No external audit work


(1) Includes total demand deposits and noninterest-bearing time and savings deposits.